Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
     In connection with the Quarterly Report of ORBIMAGE Holdings Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Henry E. Dubois, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
/s/ HENRY E. DUBOIS

Henry E. Dubois
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
May 15, 2006
     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.